SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (November 14, 2008)

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor

Buenos Aires, C1 430DNN, Argentina

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 14, 2008, MercadoLibre, Inc. (the “Company”) announced that its board of directors approved a share repurchase plan authorizing the Company to repurchase, from available capital, up to $20 million of the Company’s outstanding common stock from time to time through November 13, 2009. The timing and amount of any share repurchase under the share repurchase plan will be determined by management of the Company based on market conditions and other considerations, and repurchases may be effected in the open market, through derivative, accelerated repurchase and other privately negotiated transactions and through plans designed to comply with Rules 10b-18 or 10b5-1(c) under the Securities Exchange Act of 1934, as amended. The share repurchase plan does not require the Company to acquire any specific number of shares and may be temporarily or permanently suspended or discontinued by the Company at any time. A committee of the board of directors will reevaluate the operation of the plan each fiscal quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)

Date: November 14, 2008	By:	/s/ Nicolás Szekasy
Nicolás Szekasy
Executive Vice President and Chief Financial Officer

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